UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2008

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Company's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

As has been previously disclosed, on March 21, 2007, Hancock Fabrics, Inc. (the "Company") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Court") (Case No. 07-10353). The reorganization case is being administered under the caption "In re Hancock Fabrics, Inc., Case No. 07-10353."

As has been previously disclosed, the Company and its subsidiaries have received numerous tax assessments from the Mississippi State Tax Commission (the "Tax Commission") resulting from an audit of the Company’s state income, franchise, sales and use tax returns.  The predominant income tax issue underlying these assessments concerns the taxation of certain intercompany payments by and between the Company and certain of its subsidiaries.  In essence, the Tax Commission believes that all intercompany payments made to the Company's subsidiaries domiciled in another state are attributable to the Mississippi operations of the Company and taxable in full in Mississippi.  Additionally, the Tax Commission has asserted that those companies located in Mississippi that made the intercompany payments are not entitled to deduct those amounts.  Thus, Mississippi is attempting simultaneously to tax the same intercompany payments to both parties to those transactions.  The franchise tax assessments are primarily attributable to the Tax Commission's position that all of the intercompany indebtedness by and between the Company and its subsidiaries is properly classified as taxable capital rather than debt.  With the exception of the relatively immaterial sales and use tax assessments, which are not being contested, the Company intends to continue to contest these income and franchise tax assessments aggressively through appropriate judicial procedures.

On January 23, 2008, the Company filed with the Court a response (the "Response") to a Tax Commission filing with the court.  Although assessments for an aggregate amount for approximately $15.8 million have been issued (as the Company disclosed in the Response), based on information received from the Tax Commission, the Company believes this matter could currently be settled for approximately $2.8 million.  The Company believes a more favorable settlement can be obtained either through negotiations or judicial procedures.  Management believes the Company's position is strongly supported; however, an unfavorable resolution could have a material effect on the Company's results of operations, financial condition and liquidity.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By:  /s/ Larry D. Fair
Name:  Larry D. Fair
Title:    Vice President, Finance (Principal
    Financial and Accounting Officer)

Date: January 29, 2008